Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of ActiveCare, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Dalton, Chief Executive Officer, and Michael G. Acton, Principal Financial Officer, of the Company, each hereby certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K for the period ended September 30, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in such Annual Report on Form 10-K for the period ended September 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of ActiveCare, Inc.

ACTIVECARE, INC.

Date: December 27, 2011	By:	/s/ James J. Dalton
James J. Dalton
Chief Executive Officer and Chairman of the Board of Directors

ACTIVECARE, INC.

Date: December 27, 2011	By:	/s/ Michael G. Acton
Michael G. Acton
Principal Financial Officer